EXECUTION VERSION
AMENDMENT NO. 1
Dated as of March 28, 2013
to the
REVOLVING CREDIT AGREEMENT
Dated as of March 21, 2011
Among
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
THE BANKS PARTY HERETO,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Initial Issuing Bank,
THE ROYAL BANK OF SCOTLAND PLC,
as Syndication Agent
and
THE BANK OF NOVA SCOTIA,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
KEYBANK NATIONAL ASSOCIATION
and
MIZUHO CORPORATE BANK, LTD.,
as Co-Documentation Agents

AMENDMENT NO. 1
AMENDMENT NO. 1 dated as of March 28, 2013 (this “Amendment”) to the Revolving Credit Agreement dated as of March 21, 2011 among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, the BANKS party thereto from time to time, JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Initial Issuing Bank, THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent and THE BANK OF NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. KEYBANK NATIONAL ASSOCIATION and MIZUHO CORPORATE BANK, LTD., as Co-Documentation Agents (the “Existing Credit Agreement” and, as amended by this Amendment, the “Extended Credit Agreement”).
W I T N E S S E T H :
WHEREAS, the Borrower has requested that the Banks party to the Existing Credit Agreement, immediately prior to the effectiveness of this Amendment, (each such Bank, an “Existing Bank”) enter into this Amendment pursuant to which (i) some or all of the Existing Banks agree to (x) extend the termination date of their revolving credit commitments to October 21, 2015 (the “Extended Commitment Termination Date”) and, (y) a reduction in the pricing specified in the Pricing Schedule attached thereto with respect to such extended revolving credit commitments, (ii) certain Existing Banks and/or new lenders will agree to provide additional revolving credit commitments having as a termination date the Extended Commitment Termination Date and subject to such reduced pricing (the “Extended Commitment Increase”) and (iii) certain other provisions of the Existing Credit Agreement will be amended;
WHEREAS, each financial institution identified on Schedule 1 hereto as an “Extending Bank” (each, an “Extending Bank”) has agreed, on the terms and conditions set forth herein, to provide revolving credit commitments terminating on the Extended Commitment Termination Date and subject to such reduced pricing in the amounts set forth on Schedule 1 hereto opposite such Extending Bank’s name under the heading “Extended Commitments”; and
WHEREAS, on the Amendment Effective Date (as defined below), the existing Commitment of each Extending Bank will be converted into an Extended Commitment (and, if applicable, the amount thereof increased), and the portion of the existing Commitments not so converted will remain outstanding and will be redesignated as the “Existing Commitments”; and
WHEREAS, each financial institution identified on the signature pages hereto as a “New Bank” (each, a “New Bank”) has agreed severally, on the terms and conditions set forth herein, to provide a portion of the Extended Commitment Increase equal to the amount set forth on Schedule 1 hereto opposite such New Bank’s name under the heading “Extended Commitments” and to become an “Extending Bank” for all purposes under the Amended Credit Agreement;

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or in the Extended Credit Agreement, as the context shall require, has the meaning assigned to such term in the Existing Credit Agreement or in the Extended Credit Agreement, as applicable. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Amendment” and each other similar reference contained in the Existing Credit Agreement shall, after this Amendment becomes effective, refer to the Extended Credit Agreement.
Section 2. Amended Terms and Amendment Effective Date Transactions.
(a) Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended pages of the Existing Credit Agreement attached hereto as Exhibit A and the Banks party hereto authorize the Administrative Agent and the Borrower to prepare a conformed copy of the Extended Credit Agreement that includes the changes contained in, and consistent with, the amended pages attached as Exhibit A.
(b) On the Amendment Effective Date, the Commitment of each Existing Bank that is an Extending Bank will be converted into an Extended Commitment under the Extended Credit Agreement (and if applicable, immediately after giving effect to such conversion, the Commitment of such Extending Bank will be increased), so that the aggregate Commitment of such Extending Bank under the Extended Credit Agreement shall equal the amount set forth opposite such Extending Bank’s name on Schedule 1 hereto under the heading “Extended Commitments”, and any portion of the Commitments not so converted shall remain outstanding and will be redesignated as Existing Commitments.
(c) With effect from the Amendment Effective Date, each Person identified in the signature pages hereof as a “New Bank” shall (i) become party to the Extended Credit Agreement as a “Bank” (ii) have an aggregate Commitment under the Extended Credit Agreement equal to the amount set forth opposite such New Bank’s name on Schedule 1 hereto under the heading “Extended Commitments” and (iii) have all of the rights and obligations of a “Bank” under the Extended Credit Agreement and the other Credit Documentation.

3

Section 3. Representations of Borrower. The Borrower represents and warrants, as of the date hereof, that:
(a) the representations and warranties of the Borrower set forth in Article IV of the Extended Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date);
(b) no Default has occurred and is continuing under the Existing Credit Agreement on and as of the Amendment Effective Date;
(c) the Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Amendment and under the Extended Credit Agreement to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment and the Extended Credit Agreement. The Borrower has duly executed and delivered this Amendment Agreement, and this Amendment and the Extended Credit Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought by proceeding in equity or at law);
(d) no material authorization, consent, approval or license of, or declaration, filing or registration with or exemption by, any Governmental Authority, body or agency is required in connection with the execution, delivery and performance by the Borrower of this Amendment. The Banks acknowledge that the Borrower may file this Amendment with the Securities and Exchange Commission after the Amendment Effective Date;
(e) the execution, delivery and performance of this Amendment and the Extended Credit Agreement, the borrowings contemplated hereunder and the use of the proceeds thereof will not (i) contravene any provision of any material law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority to which the Borrower is subject, (ii) require any consent under, or violate or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a material default under, or give rise to any right to accelerate or to require the prepayment, repurchase of redemption of any obligation under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of the Extended Credit Agreement or any material indenture, mortgage, deed of trust, other credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents), as applicable, of the Borrower;

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Section 4. Governing Law. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Amendment against the Borrower or its properties in the courts of any jurisdiction.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 Extended Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
Section 5. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 7 Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received the following documents or other items, each dated the Amendment Effective Date unless otherwise indicated:

5

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party), including receipt of consent from (i) each Extending Bank and (ii) the Required Banks under the Existing Credit Agreement;
(b) receipt by the Administrative Agent of an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit F to the Existing Credit Agreement, provided that an enforceability opinion under New York law, that is reasonably acceptable to the Administrative Agent, shall be furnished by the Borrower’s New York counsel, O’Melveny & Myers LLP, subject to customary assumptions, qualifications and limitations;
(c) receipt by the Administrative Agent of a certificate signed by any one of the Chief Financial Officer, the Chief Executive Officer, the Treasurer, an Assistant Secretary-Treasurer, the Controller or the Vice President, Capital Markets Funding of the Borrower to the effect that the conditions set forth in clauses (c) through (g), inclusive, of Section 3.03 of the Extended Credit Agreement have been satisfied as of the Amendment Effective Date and, in the case of clauses (c), (e) and (g), setting forth in reasonable detail the calculations required to establish such compliance;
(d) receipt by the Administrative Agent, with a copy for each Bank, of a certificate of an officer of the Borrower acceptable to the Administrative Agent stating that all consents, authorizations, notices and filings required or advisable in connection with this Amendment are in full force and effect, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it;
(e) receipt by the Administrative Agent and the Syndication Agent (or their respective assigns) and by each Bank Party of all fees required to be paid in the respective amounts heretofore mutually agreed, and all expenses for which invoices have been presented, on or before the Amendment Effective Date;
(f) receipt by the Administrative Agent and the Banks of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act (Title III of Pub. L. 107-56; and
(g) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Amendment, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

6

The Administrative Agent shall promptly notify the Borrower and the Bank Parties of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ J. Andrew Don
Name: J. Andrew Don Title: Senior Vice President and Treasurer
[Signature Page to Amendment No. 1 – 2015]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Initial Issuing Bank

By:	/s/ Bridget Killacket
Name: Bridget Killacket Title: Vice President

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

Bank of Communications Co., Ltd., New York
Branch, as Bank

By:	/s/ Shelley He
Name: Shelley He
Title: Deputy General Manager

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

The Bank of Nova Scotia, as Bank

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

The Bank of Toky-Mitsubishi UFJ, Ltd., as Bank

By:	/s/ Robert J. MacFarlane
Name: Robert J. MacFarlane
Title: Vice President

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

JPMorgan Chase Bank, N.A., as Bank

By:	/s/ Bridget Killackey
Name: Bridget Killackey
Title: Vice President

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

KeyBank National Association, as Bank

By:	/s/ Lawrence A. Mack
Name: Lawrence A. Mack
Title: Executive Vice President

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

Mizuho Corporate Bank, Ltd., as Bank

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

PNC Bank, as Bank

By:	/s/ Nancy Rosal Bonnell
Name: Nancy Rosal Bonnell
Title: Vice President

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

Royal Bank of Canada, as Bank

By:	/s/ Kyle E. Hoffman
Name: Kyle E. Hoffman
Title: Authorized Signatory

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

The Korea Development Bank, New York Branch, as Bank

By:	/s/ Jae Ik Kim
Name: Jae Ik Kim
Title: General Manager

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

THE ROYAL BANK OF SCOTLAND PLC, as Bank

By:	/s/ Emily Freedman
Name: Emily Freedman
Title: Vice President

[Signature Page to Amendment No. 1 – 2015]

SIGNATURE PAGE TO AMENDMENT NO. 1 (THE “AMENDMENT”) TO THE CREDIT AGREEMENT (THE “EXISTING CREDIT AGREEMENT”) DATED AS OF MARCH 21, 2011, AMONG NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, AS BORROWER, THE BANKS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, THE ROYAL BANK OF SCOTLAND PLC AS SYNDICATION AGENT AND THE OTHER AGENTS PARTY THERETO.

Check only one of the following:

☒	The undersigned is a Bank with an Existing Commitment and consents to this Amendment with respect to the full amount of its Existing Commitment.

☐	The undersigned Bank with an Existing Commitment consents to this Amendment with respect to its Existing Commitment and also confirms its willingness to provide additional Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

☐	The undersigned is a “New Bank” and confirms its willingness to provide a Commitment under the Extended Credit Agreement in an aggregate principal amount of $ .

U.S. Bank N.A., as Bank

By:	/s/ Eric G. Cosgrove
Name: Eric G. Cosgrove
Title: Vice President

[Signature Page to Amendment No. 1 – 2015]

SCHEDULE 1
EXTENDED COMMITMENTS

Extending Banks	Commitment
JPMorgan Chase Bank, N.A.	$121,000,000.00
The Royal Bank of Scotland PLC	$121,000,000.00
The Bank of Nova Scotia	$119,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000.00
Mizuho Corporate Bank, Ltd.	$100,000,000.00
KeyBank National Association	$100,000,000.00
PNC Bank, National Association	$90,000,000.00
U.S. Bank N.A	$75,000,000.00
Royal Bank of Canada	$50,000,000.00
Bank of Communications Co., Ltd., New York Branch	$20,000,000.00
The Korea Development Bank, New York Branch	$10,000,000.00
New Banks
None.
Total:	$906,000,000.00

Existing Commitments
Deutsche Bank AG New York Branch	$75,000,000.00
Bank of America, N.A.	$60,000,000.00
Bank of Taiwan, Los Angeles Branch	$20,000,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	$10,000,000.00
Taiwan Business Bank	$10,000,000.00
Mega International Commercial Bank, Silicon Valley Branch	$10,000,000.00
Mega International Commercial Bank New York Branch	$10,000,000.00
First Commercial Bank, Los Angeles Branch	$10,000,000.00
Land Bank of Taiwan, New York Branch	$10,000,000.00
Hua Nan Commercial Bank, Ltd., Los Angeles Branch	$4,000,000.00
Total:	$219,000,000.00

EXHIBIT 1

COMPOSITE COPY
REFLECTING AMENDMENT NO. 1
DATED MARCH 28, 2013
REVOLVING CREDIT AGREEMENT
dated as of
March 21, 2011
among
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION,
THE BANKS LISTED HEREIN,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Initial Issuing Bank,
THE ROYAL BANK OF SCOTLAND PLC,
as Syndication Agent,
and
THE BANK OF NOVA SCOTIA,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
KEYBANK NATIONAL ASSOCIATION,
and
MIZUHO CORPORATE BANK, LTD.
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,
RBS SECURITIES INC.,
and
THE BANK OF NOVA SCOTIA,
as Co-Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Accounting Terms and Determinations	~~19~~22
Section 1.03. Types of Borrowings	~~20~~22
Section 1.04. Letter of Credit	~~20~~22

ARTICLE 2
THE CREDITS

Section 2.01. Commitments to Lend and Issue Letters of Credit	~~20~~22
Section 2.02. Notice of Committed Borrowings	~~22~~25
Section 2.03. Money Market Borrowings	~~23~~25
Section 2.04. Notice to Banks; Funding of Loans	~~27~~29
Section 2.05. Notes	~~28~~30
Section 2.06. Maturity of Loans	~~29~~31
Section 2.07. Interest Rates	~~29~~31
Section 2.08. Method of Electing Interest Rates	~~31~~33
Section 2.09. Fees	~~32~~35
Section 2.10. Optional Termination or Reduction of Commitments	~~34~~36
Section 2.11. Mandatory Termination of Commitments	~~34~~37
Section 2.12. Optional Prepayments	~~34~~37
Section 2.13. General Provisions as to Payments	~~34~~37
Section 2.14. Funding Losses	~~35~~38
Section 2.15. Computation of Interest and Fees	~~36~~38
Section 2.16. Taxes	~~36~~38
Section 2.17. Increase of Commitments	~~40~~42
Section 2.18. Replacement of Banks	~~41~~44
Section 2.19. Defaulting Banks	~~42~~45
Section 2.20. Issuance of Letters of Credit; Drawings and Reimbursements; Auto-Extension Letters of Credit; Funding of Participations	~~45~~48

ARTICLE 3
CONDITIONS

Section 3.01. Effectiveness	~~53~~58
Section 3.02. Prior Credit Agreement	~~55~~59
Section 3.03. Borrowings and L/C Credit Extensions	~~55~~59

i

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01. Corporate Existence, Power and Authority	~~56~~60
Section 4.02. Financial Statements	~~57~~61
Section 4.03. Litigation	~~58~~62
Section 4.04. Governmental Authorizations	~~58~~62
Section 4.05. Members’ Subordinated Certificates	~~58~~62
Section 4.06. No Violation of Agreements	~~58~~63
Section 4.07. No Event of Default under the Indentures	~~59~~63
Section 4.08. Compliance with ERISA	~~59~~63
Section 4.09. Compliance with Other Laws	~~60~~64
Section 4.10. Tax Status	~~60~~64
Section 4.11. Investment Company Act	~~60~~64
Section 4.12. Disclosure	~~60~~64
Section 4.13. Subsidiaries	~~60~~64
Section 4.14. Environmental Matters	~~60~~64

ARTICLE 5
COVENANTS

Section 5.01. Corporate Existence	~~61~~65
Section 5.02. Disposition of Assets, Merger, Character of Business, etc	~~61~~65
Section 5.03. Financial Information	~~61~~66
Section 5.04. Default Certificates	~~63~~67
Section 5.05. Notice of Litigation and Defaults	~~63~~68
Section 5.06. ERISA	~~64~~68
Section 5.07. Payment of Charges	~~64~~68
Section 5.08. Inspection of Books and Assets	~~64~~69
Section 5.09. Indebtedness	~~65~~69
Section 5.10. Liens	~~65~~70
Section 5.11. Maintenance of Insurance	~~66~~71
Section 5.12. Subsidiaries and Joint Ventures	~~66~~71
Section 5.13. Minimum TIER	~~67~~72
Section 5.14. Retirement of Patronage Capital	~~68~~72
Section 5.15. Use of Proceeds	~~68~~72

ARTICLE 6
DEFAULTS

Section 6.01. Events of Default	~~68~~72
Section 6.02. Actions In Respect Of Letters Of Credit Upon Default	~~70~~75
Section 6.03. Notice of Default	~~71~~75

ii

ARTICLE 7
THE ADMINISTRATIVE AGENT

Section 7.01. Appointment and Authorization	~~71~~75
Section 7.02. Administrative Agent and Affiliates	~~71~~75
Section 7.03. Action by Administrative Agent	~~71~~75
Section 7.04. Consultation with Experts	~~71~~76
Section 7.05. Liability of Administrative Agent	~~72~~76
Section 7.06. Indemnification	~~72~~76
Section 7.07. Credit Decision	~~73~~77
Section 7.08. Successor Administrative Agent	~~73~~77
Section 7.09. ~~Documentation Agent~~Co-Documentation Agents and Syndication Agent Not Liable	~~73~~78

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair	~~73~~78
Section 8.02. Illegality	~~74~~78
Section 8.03. Increased Cost and Reduced Return	~~75~~79
Section 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans	~~77~~81

ARTICLE 9
MISCELLANEOUS

Section 9.01. Notices	~~77~~82
Section 9.02. No Waivers	~~79~~83
Section 9.03. Expenses; Documentary Taxes; Indemnification	~~79~~83
Section 9.04. Sharing of Set-offs	~~80~~84
Section 9.05. Amendments and Waivers	~~80~~84
Section 9.06. Successors and Assigns	~~81~~86
Section 9.07. Collateral	~~83~~88
Section 9.08. Governing Law	~~84~~88
Section 9.09. Counterparts; Integration	~~84~~89
Section 9.10. Several Obligations	~~84~~89
Section 9.11. Severability	~~85~~89
Section 9.12. Confidentiality	~~85~~89
Section 9.13. WAIVER OF JURY TRIAL	~~85~~90
Section 9.14. USA Patriot Act	~~85~~90
Section 9.15. ICC Transactions	~~86~~90

iii

REVOLVING CREDIT AGREEMENT
REVOLVING CREDIT AGREEMENT dated as of March 21, 2011, among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, as Borrower, the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Initial Issuing Bank for the Letters of Credit issued or to be issued pursuant to this Agreement, THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent, and THE BANK OF NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., KEYBANK NATIONAL ASSOCIATION and MIZUHO CORPORATE BANK, LTD., as Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions. The following terms, as used herein, have the following meanings:
“1994 Indenture” means the Indenture dated as of February 15, 1994 and as amended as of September 16, 1994 between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.
“2007 Indenture” means the Indenture dated as of October 25, 2007 between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.
“2013 Amendment” means that certain Amendment No. 1 to this Agreement dated as of March 28, 2013, among the Borrower and the Banks party thereto.
“2013 Fee Letter” means that certain Fee Letter dated February 21, 2013 among the Borrower, the Administrative Agent and the Syndication Agent.
“2014 Bank” means at any time, any Bank that has a 2014 Commitment or 2014 Credit Exposure at such time.

“2014 Commitment Termination Date” means March 21, 2014 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.
“2014 Commitment” means (i) with respect to each 2014 Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule hereto and (ii) with respect to any Assignee that becomes a Bank pursuant to Section 9.06(c) with respect to a 2014 Commitment, the amount of the transferor 2014 Bank’s Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may from time to time be reduced pursuant to Sections 2.10 and 2.11; provided that, if the context so requires, the term “Commitment” means the obligation of a 2014 Bank to make loans pursuant to Section 2.01(a) and purchase participations in L/C Obligations up to, in the aggregate, such amount to the Borrower hereunder.
“2014 Conversion” has the meaning set forth in Section 2.21.
“2014 Conversion Offer” has the meaning set forth in Section 2.21.
“2014 Credit Exposure” means with respect to any 2014 Bank at any time, (i) the aggregate principal amount of the 2014 Loans outstanding and (ii) the Outstanding Amount of all L/C Obligations (with the aggregate amount of each 2014 Bank’s participation in L/C Obligations deemed “held” by such 2014 Bank for purposes of this definition).
“2014 Facility” means at any time, the aggregate amount of the 2014 Commitments at such time and the 2014 Credit Exposure in respect thereof.
“2014 Loan” means a Loan made by a 2014 Bank.
“2015 Bank” means at any time, any Bank that has a 2015 Commitment or 2015 Credit Exposure at such time, including any Bank that consummates a 2014 Conversion.
“2015 Commitment Termination Date” means October 21, 2015 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.
“2015 Commitment” means (i) with respect to each 2015 Bank the amount set forth opposite the name of such Bank on the Commitment Schedule hereto, (ii) with respect to any Assignee that becomes a Bank pursuant to Section 9.06(c), the amount of the transferor 2015 Bank’s Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may from time to time be reduced pursuant to Sections 2.10 and 2.11 and (iii) with respect to any 2014 Bank that consummates a 2014 Conversion, its 2014 Commitment; provided that, if the context so requires, the term “Commitment” means the obligation of a 2015 Bank to make loans pursuant to Section 2.01(a) and purchase participations in L/C Obligations up to, in the aggregate, such amount to the Borrower hereunder.

“2015 Credit Exposure” means with respect to any 2015 Bank (including, for the avoidance of doubt, any 2014 Bank that consummates a 2014 Conversion) at any time, (i) the aggregate principal amount of the 2015 Loans outstanding and (ii) the Outstanding Amount of all L/C Obligations (with the aggregate amount of each 2015 Bank’s participation in L/C Obligations deemed “held” by such 2015 Bank for purposes of this definition).
“2015 Facility” means at any time, the aggregate amount of 2015 Commitment at such time and the 2015 Credit Exposure in respect thereof.
“2015 Loan” means a Loan made by a 2015 Bank.
“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.
“Adjusted London Interbank Offered Rate” has the meaning set forth in Section 2.07(b).
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.
“Administrative Questionnaire” means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.
“Agreement” means this Revolving Credit Agreement, as the same may be amended from time to time.
“Amendment Effective Date” means the “Amendment Effective Date” as such term is defined in the 2013 Amendment.
“Applicable Law” means, with respect to any Person, any and all laws, statutes, regulations, rules, orders, injunctions, decrees, judgments, writs determinations or awards having the force or effect of binding such Person at law and issued by any Governmental Authority, applicable to such Person, including all Environmental Laws.
“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

“ASC 815” means Accounting Standards Codification No. 815 Derivatives and Hedging, as amended from time to time (or any successor provision thereto).
“ASC 830” means Accounting Standards Codification No. 830 Foreign Currency Matters, as amended from time to time (or any successor provision thereto).
“Assignee” has the meaning set forth in Section 9.06(c).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.20(a)(iii).
“Back-Up Letter of Credit” has the meaning set forth in Section 2.01(b).
“Bank” means ~~each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors~~any 2014 Bank or any 2015 Bank.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bank Parties” mean the Banks and the Issuing Banks.
“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the Federal Funds Rate for such day plus 0.50% and (iii) the Adjusted London Interbank Offered Rate for a one month Interest Period on such day (or if such day is not a Euro-Dollar Domestic Business Day, the immediately preceding Euro-Dollar Business Day) plus 1.00%.

“Base Rate Loan” means a Committed Loan that bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the last sentence of Section 2.08(a) or Article 8.
“Base Rate Margin” has the meaning set forth in the Pricing Schedule hereto in respect of the 2014 Facility or the 2015 Facility as applicable.
“Bonds” means any bonds issued pursuant to any of the Indentures, as the context may require.
“Borrower” means the National Rural Utilities Cooperative Finance Corporation, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, and its successors.
“Borrowing” has the meaning set forth in Section 1.03.
“Cash Collateral Account” means a deposit account or a non-interest bearing securities account (as contemplated by Section 2.20(e)) opened, or to be opened, by the Administrative Agent and in which a Lien has been granted to the Administrative Agent for the benefit of each Bank and each Issuing Bank pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each Issuing Bank (which documents are hereby consented to by the Banks) to the extent that any Letter of Credit is required to be Cash Collateralized in accordance with this Agreement.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Bank and each Bank, as collateral for the L/C Obligations, cash or deposit account balances, and “Cash Collateral” shall refer to such cash or deposit account balances.
“Central Banking Authority” means any central bank, reserve bank or monetary authority that is principally engaged in the regulation of the currency, money supply or commercial banking system of any given sovereign state or states.
“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Bank Party (or, for purposes of Section 8.03(b), by its Applicable Lending Office or by such Bank Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything therein to the contrary, (i) any requirements imposed under the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or enacted, adopted or issued in connection therewith ~~either on or subsequent to February 7, 2011~~ and (ii) ~~all~~any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date adopted, issued, promulgated or implemented ~~shall be deemed to be a “Change in Law”~~, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Banks in respect of) credit transactions similar to this transaction from borrowers similarly situated to the Borrower.
“Class” means (a) when used with respect to Banks, refers to whether such Banks are 2014 Banks or 2015 Banks, (b) when used with respect to Commitments, refers to whether such Commitments are 2014 Commitments or 2015 Commitments and (c) when used with respect to Loans or a borrowing, refers to whether such Loans, or the Loans comprising such borrowing, are 2014 Loans or 2015 Loans.
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Documentation Agents” means The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Keybank National Association and Mizuho Corporate Bank, Ltd. in their respective capacity as documentation agent hereunder, and their respective successors in such capacity.
“Co-Lead Arrangers” means J.P. Morgan Securities LLC, RBS Securities Inc. and The Bank of Nova Scotia.
“Commitment” means (i) with respect to each 2014 Bank ~~listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the~~ , such Bank’s 2014 Commitment ~~Schedule hereto~~ and (ii) with respect to ~~any Assignee that becomes a Bank pursuant to Section 9.06(c), the amount of the transferor Bank’s Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may from time to time be reduced pursuant to Sections 2.10 and 2.11; provided that, if the context so requires, the term “Commitment” means the obligation of a Bank to make loans pursuant to Section 2.01(a) and purchase participations in L/C Obligations up to, in the aggregate, such amount to the Borrower hereunder.~~each 2015 Bank, such Bank’s 2015 Commitment.
“Commitment Termination Date” means (i) with respect to 2014 Loans or 2014 Commitments, the 2014 Commitment Termination Date and (ii) with respect to 2015 Loans or 2015 Commitments, the 2015 Commitment Termination Date.
“Committed Borrowing” means a Borrowing under Section 2.01(a).

“Committed Loan” means a Revolving Loan; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Committed Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
~~“Commitment Termination Date” means March 21, 2014 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.~~
“Consolidated Entity” means at any date any Subsidiary, and any other entity the accounts of which would be combined or consolidated with those of the Borrower in its combined or consolidated financial statements if such statements were prepared as of such date.
“Credit Documentation” has the meaning set forth in Section 9.15.
“Credit Exposure” means (i) with respect to ~~any~~each 2014 Bank ~~at any time, (i) the aggregate principal amount of the Loans outstanding~~, such Bank’s 2014 Credit Exposure and (ii) ~~the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Bank’s participation in L/C Obligations deemed “held” by such Bank for purposes of this definition).~~with respect to each 2015 Bank, such Bank’s 2015 Credit Exposure.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both (as specified in Section 6.01) would, unless cured or waived, become an Event of Default.
“Defaulting Bank” means any Bank that (a) has failed, within two Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent or any Bank Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent and the Borrower, in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Bank Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after request by the Administrative Agent (the Administrative Agent hereby agreeing to make any environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, for purposes of Section 412 of the Internal Revenue Code, under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.
“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.
“Euro-Dollar Lending Office” means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its
Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.
“Euro-Dollar Loan” means a Committed Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.
“Euro-Dollar Margin” means a rate per annum determined in accordance with the Pricing Schedule in respect of the 2014 Facility or the 2015 Facility, as applicable.
“Euro-Dollar Rate” means, for any day, a rate per annum determined in accordance with Section 2.07(b).
“Euro-Dollar Reference Banks” means the principal London offices of JPMorgan Chase Bank, N.A., The Royal Bank of Scotland PLC and The Bank of Nova Scotia.
“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.07(b).

“Event of Default” has the meaning set forth in Section 6.01.
“Excluded Taxes” means, with respect to any payment made by the Borrower under this Agreement or the Notes, any of the following Taxes imposed on or with respect to a Recipient:
(a) income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Bank Party, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Non U.S. Bank Party (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non U.S. Bank Party becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Bank Party’s failure to comply with Section 2.16(f), except to the extent that such Non U.S. Bank Party (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a).
“Facility Fee Rate” means a rate per annum determined in accordance with the Pricing Schedule in respect of the 2014 Facility or the 2015 Facility, as applicable.
“Existing Credit Agreement” has the meaning assigned to such term in the 2013 Amendment.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any regulations or official interpretations thereof.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent.

under the 1994 Indenture or the 2007 Indenture, and “Indentures” means all such Indentures.
“Initial Issuing Bank” means JPMorgan Chase Bank, N.A. in its capacity as initial issuing bank for the letters of credit issued or to be issued pursuant to this Agreement, and its successors in such capacity as provided in Section 2.20(b). ~~The Issuing Bank may, with the consent of the Borrower (such consent not to be unreasonably withheld), arrange for one or more Letters of Credit to be issued by affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such affiliate with respect to Letters of Credit issued by such affiliate.~~
“Interest Expense” means, for any period, the line item “interest expense” as it appears on the statement of operations of the Borrower and its Consolidated Entities for such period delivered to the Banks pursuant to Section 5.03(b), calculated in accordance with generally accepted accounting principles as in effect from time to time.
“Interest Period” means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:
(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;
(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and
(c) any Interest Period of any Euro-Dollar Loan included in such Borrowing which would otherwise end after the Maturity Date shall, with respect to such Euro-Dollar Loan, end on such Maturity Date;
(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower (or any Consolidated Entity of the Borrower) or in favor of any Issuing Bank and relating to any such Letter of Credit.
“Issuing Bank” means the Initial Issuing Bank and any Bank appointed by the Borrower (with the consent of the Administrative Agent) as such and each Person that shall become an Issuing Bank hereunder pursuant to Section 2.20(l) or ~~0.~~Section 9.06(f). Each Issuing Bank may, with the consent of the Borrower (such consent not to be unreasonably withheld), arrange for one or more Letters of Credit to be issued by affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such affiliate with respect to Letters of Credit issued by such affiliate.
“Joint Venture” means any corporation, partnership, association, joint venture or other entity in which the Borrower, directly or indirectly through Subsidiaries or Joint Ventures, has an equity interest at the time of 10% or more but which is not a Subsidiary; provided that no Person whose only assets are RUS Guaranteed Loans and investments incidental thereto shall be deemed a Joint Venture; provided further that any investment by the Borrower, directly or indirectly through Subsidiaries or Joint Ventures, in (or any of their other interests in) any equity securities of the Federal Agricultural Mortgage Corporation shall not be deemed a Joint Venture.
“L/C Advance” means, with respect to each Bank, such Bank’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit to be issued hereunder by any Issuing Bank in the form from time to time in use by such Issuing Bank.
“Letter of Credit Expiration Date” means the day that is five Domestic Business Days prior to the 2014 Commitment Termination Date provided that a face value amount of Letters of Credit not in excess of the Letter of Credit Sublimit (or if less than the Letter of Credit Sublimit, the 2015 Commitments at such time) may remain outstanding so long as such Letters of Credit expire no later than five Domestic Business Days prior to the 2015 Commitment Termination Date.
“Letter of Credit Fee” has the meaning specified in Section 2.09(c). For the avoidance of doubt, the Letter of Credit Fee (i) for 2014 Banks shall be determined with reference to the Euro-Dollar Margin for the 2014 Facility, as specified in the Pricing Schedule and (ii) for the 2015 Banks shall be determined with reference to the Euro-Dollar Margin for the 2015 Facility as specified in the Pricing Schedule.
“Letter of Credit Sublimit” means $100,000,000. The Letter of Credit Sublimit is part of , and not in addition to, the aggregate Commitments.
“Letters of Credit” means letters of credit issued by any Issuing Bank pursuant to Section 2.01(b).
“LIBOR Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Lien Exception Amount” means $7,500,000,000 plus an amount equal to the incremental increase in the allocated amount of REDLG Obligations from the Amendment Effective Date; provided that the Lien Exception Amount shall at no time exceed $10,000,000,000.
“Loan” means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan in each case, made by any Bank pursuant to the terms of the 2014 Facility, or the 2015 Facility, as applicable and “Loans” means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing under the 2014 Facility or the 2015 Facility, as applicable.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reportable Event” means an event described in Section 4043(c) of ERISA or regulations promulgated by the Department of Labor thereunder (with respect to which the 30 day notice requirement has not been waived by the PBGC).
“Required Banks” means at any time Banks having at least 51% of the sum of (i) the aggregate amount of the unused Commitments, (ii) the aggregate principal outstanding amount of the Loans and (iii) the Outstanding Amount of all L/C Obligations (with the aggregate amount of each Bank’s participation in L/C Obligations deemed “held” by such Bank for purposes of this definition).
“Responsible Officer” means (i) with respect to the Borrower, the Chief Financial Officer, the Chief Executive Officer, the Treasurer, an Assistant Secretary-Treasurer, the Controller, the Vice President, Capital Markets Funding or, in each case, an authorized signatory of such Person and (ii) with respect to any other Person, the president, any vice-president, the chief financial officer, any assistant-treasurer or, in each case, an authorized signatory of such Person.
“Revolving Credit Period” means the period from and including the Effective Date to but excluding ~~the~~(x) in the case of any 2014 Commitments, the 2014 Commitment Termination Date and (y) in the case of any 2015 Commitments, the 2015 Commitment Termination Date.
“Revolving Loan” means a loan made by a Bank pursuant to Section 2.01(a).
“RUS” means the Rural Utilities Service of the Department of Agriculture of the United States of America (as successor to the Rural Electrification Administration of the Department of Agriculture of the United States of America) or any other regulatory body which succeeds to its functions.
“RUS Guaranteed Loan” means any loan made by any Person, which loan is guaranteed, in whole or in part, as to principal and interest by the United States of America through the RUS pursuant to a guarantee, which guarantee contains provisions no less favorable to the holder thereof than the provisions set forth in the form of Exhibit B-1 or Exhibit B-2 hereto; and “Guaranteed Portion” of any RUS Guaranteed Loan means that portion of principal of, and interest on, such RUS Guaranteed Loan which is guaranteed by the United States of America through the RUS.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Securities and Exchange Commission” means the Securities and Exchange Commission or any other U.S. federal governmental authority succeeding to any or all of the functions of the Securities and Exchange Commission.
“Special Purpose Subsidiary” has the meaning set forth in Section 5.12.
“Standby Letter of Credit” means any Letter of Credit issued under this Agreement, other than (i) a Trade Letter of Credit, (ii) a Performance Letter of Credit or (iii) a Backup Letter of Credit in support of either a performance letter of credit or a trade letter of credit issued by the Borrower.
“Start-up Investments” has the meaning set forth in Section 5.12.
“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through its Subsidiaries, and (ii) any other Person in which such Person directly or indirectly through Subsidiaries has more than a 50% voting and equity interest; provided that no Person whose only assets are RUS Guaranteed Loans and investments incidental thereto shall be deemed a Subsidiary.
“Superior Indebtedness” means all Indebtedness of the Borrower and its Consolidated Entities (other than Members’ Subordinated Certificates and Qualified Subordinated Indebtedness), but excluding (i) Indebtedness of the Borrower or any of its Consolidated Entities to the extent that the proceeds of such Indebtedness are used to fund Guaranteed Portions of RUS Guaranteed Loans and (ii) any indebtedness of any Member Guaranteed by the Borrower or any of its Consolidated Entities (“Guaranteed Indebtedness”), to the extent that either (x) the long-term unsecured debt of such Member is rated at least BBB+ by S&P or Baa1 by Moody’s, (y) the long-term secured debt of such Member is rated at least A- by S&P or A3 by Moody’s or (z) the payment of principal and interest by the Borrower or any of its Consolidated Entities in respect of such Guaranteed Indebtedness is covered by insurance or reinsurance provided by an insurer having an insurance financial strength rating of AAA by S&P or a financial strength rating of Aaa by Moody’s.
“Syndication Agent” means The Royal Bank of Scotland ~~PLC~~plc, in its capacity as Syndication Agent hereunder, and its successors in such capacity.

Market Borrowing” is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).
Section 1.04. Letter of Credit. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the stated face amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed the maximum stated amount of such Letter of Credit after giving effect to all increases thereof, whether or not such maximum face amount is in effect at such time.
ARTICLE 2
THE CREDITS
Section 2.01. Commitments to Lend and Issue Letters of Credit. (a) Revolving Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the sum of (x) the aggregate principal amount of Revolving Loans by such Bank at any one time outstanding plus (y) such Bank’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed the amount of its Commitment. Each Borrowing shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the maximum aggregate amount available in accordance with Section 3.03(d)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section. All Loans will be made by all Banks (pro rata between the 2014 Banks and 2015 Banks) in accordance with their Pro Rata Share until the 2014 Commitment Termination Date; thereafter, all Loans will be made by the 2015 Banks in accordance with their Pro Rata Share until the 2015 Revolving Commitment Termination Date.
(b) Letters of Credit. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in reliance upon the agreements of the other Banks set forth in Section 2.20, (A) from time to time on any Domestic Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to make L/C Credit Extensions either (i) for the account of the Borrower, its Consolidated Entities, its Members or members of its Consolidated Entities or (ii) in support of a letter of credit issued by the Borrower as a back-up confirmation or backup credit support of such letter of credit (“Back-Up Letter of Credit”), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.20(a)(i) and (ii), and (B) to honor drawings under the Letters of Credit issued by it; and (C) the Banks evidence the foregoing information with respect to each such Loan and/or L/C Borrowings then outstanding; provided that the failure of any Bank Party to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank Party is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.
(d) Any note evidencing a Loan (as such term is defined in the Existing Credit Agreement) prior to the Amendment Effective Date may be exchanged upon the request of the relevant Bank made through the Administrative Agent and surrender of such note to the Company through the Administrative Agent, for a Note evidencing the 2014 Loans and the 2015 Loans into which such Bank’s Loans were converted or redesignated on the Amendment Effective Date.
Section 2.06. Maturity of Loans. Each Loan hereunder shall mature, and the principal amount thereof shall be due and payable on the Maturity Date with respect to such Loan.
Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate plus the applicable Base Rate Margin for such day. Such interest shall be payable for each Interest Period on the last day thereof and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro- Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.
(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof and, with respect to the principal amount of any Euro-Dollar Loan that is prepaid or converted to a Base Rate Loan, on the date of such prepayment or conversion.
The “Adjusted London Interbank Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.
The “London Interbank Offered Rate” applicable to any Interest Period means the rate appearing on Reuters BBA Libor Rates Page 3750 (or on

Section 2.09. Fees. (a) Facility Fee. Subject to Section 2.19(a)(i), the Borrower shall pay to the Administrative Agent for the account of each Bank facility fees accruing at the Facility Fee Rate under the 2014 Facility or the 2015 Facility, as applicable to such Bank, on the daily average amount of such Bank’s Commitment (whether used or unused), for the period from and including the Effective Date to but excluding the date such Bank’s Commitment is terminated; provided that, if such Bank continues to have any Committed Loans outstanding after its Commitment terminates, then such facility fee shall continue to accrue on the daily outstanding principal amount of such Bank’s Committed Loans from and including the date on which its Commitment terminates to but excluding the date on which such Bank ceases to have any Committed Loans outstanding. Accrued facility fees shall be payable on each January 1, April 1, July 1, and October 1 and on the date the Commitment of such Bank is terminated (and, if later, on the date the Loans of such Bank shall be repaid in their entirety); provided that any facility fees accruing after the first anniversary of the Commitment Termination Date shall be payable on demand.
(b) Agents’ Fees. The Borrower shall pay to the Administrative Agent and the Syndication Agent, each for its own account, one or more fees in such amounts and at such times as has been previously agreed between the Borrower and each of them.
(c) Letter of Credit Fees. Upon the issuance of each Letter of Credit pursuant to Section 2.01(b) and until termination, cancellation or expiration of such Letter of Credit, the Borrower agrees to pay to the Administrative Agent for the account of each Bank in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to a rate per annum equal to (i) with respect to Standby Letters of Credit, the Euro- Dollar Margin in effect from time to time and (ii) with respect to (A) Performance Letters of Credit, (B) Trade Letters of Credit or (C) Back-Up Letters of Credit in support of performance letters of credit or trade letters of credit issued by the Borrower, 50% of the Euro-Dollar Margin in effect from time to time, in each case, multiplied by the average daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) during the relevant calendar quarter or portion then ended; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Bank with respect to any Letter of Credit as to which Cash Collateral has not been provided satisfactory to the Issuing Bank pursuant to Section 2.19 shall be payable, to the maximum extent permitted by Applicable Law, to the other Banks in accordance with the upward adjustments in their respective Pro Rata Share allocable to such Letter of Credit pursuant to Section 2.19(a)(iv), with the balance of such fee, if any, payable to the Issuing Bank for its own account. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears on the basis of the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day), as pro-rated for any partial quarter, as applicable, and (ii) subject to Section 2.19(a)(ii), due and payable on each January 1, April 1, July 1 and October 1, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Notwithstanding anything to the contrary contained herein, upon the request of the Required Banks, while any payment-related Event of Default exists, all Letter of Credit Fees shall accrue at a rate per annum equal to the Euro-Dollar Margin plus 2%.
(d) Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks, Etc. The Borrower shall pay directly to the relevant Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued hereunder on the average daily maximum amount available to be drawn under such Letter of Credit in an amount to be agreed between the Borrower and the applicable Issuing Bank of the L/C Obligations (whether or not such maximum amount is then in effect under such Letter of Credit) (the “Fronting Fee”). The Fronting Fee shall be computed on a quarterly basis in arrears on the basis of the actual number of days elapsed in a year of 360 days (including the first day but excluding the last day), as pro-rated for any partial quarter, as applicable, and shall be due and payable on each January 1, April 1, July 1 and October 1, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall, with respect to all Letters of Credit issued at its request, pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(e) Amendment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each 2015 Bank on the Amendment Effective Date the upfront fees required to be paid on such date, as set forth in the 2013 Fee Letter.
Section 2.10. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent (which notice the Administrative Agent will promptly deliver to the Banks), (i) terminate ~~the~~both Classes of Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of ~~the~~any Class of Commitments in excess of the aggregate outstanding principal amount of the Loans; provided that the Borrower shall not reduce the Commitments of any Class under this paragraph unless it shall simultaneously and ratably reduce the corresponding Commitments of each other Class.
Section 2.11. Mandatory Termination of Commitments. The Commitments shall terminate on the Commitment Termination Date.

Section 2.12. Optional Prepayments. (a) Subject in the case of Euro- Dollar Loans to Section 2.14, the Borrower may (i) on any Domestic Business Day, upon notice to the Administrative Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or (ii) upon at least three Euro-Dollar Business Days’ notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that prior to the Maturity Date with respect to 2014 Loans, all optional prepayments of Loans made pursuant to this paragraph shall be applied to the 2014 Loans and 2015 Loans on a pro rata basis.. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).
(b) Except as provided in Section 2.12(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.
(c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.
Section 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans or L/C Obligations and of fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank Party its ratable share of each such payment received by the Administrative Agent for the account of the Bank Parties. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

that (i) such increase may be effected by increasing either the 2014 Commitments or the 2015 Commitments or both, (ii) the amount of such increase when added to the aggregate amount of all such prior increases in the Commitments hereunder (including by way of creating new Commitments), on or after the Effective Date, does not exceed the sum of $375,000,000 and the amount of any Commitments terminated by the Borrower pursuant to Section 2.19(c) and (~~ii~~iii) the total aggregate amount of Commitments hereunder does not, at any time, exceed $1,500,000,000.
(b) Any such increase in the Commitments (the “Incremental Commitments”) hereunder shall apply, at the option of the Borrower, (x) to the Commitment of one or more Banks; provided that (i) the Administrative Agent, each Issuing Bank and each Bank the Commitment of which is to be increased shall consent to such increase, (ii) the amount set forth on the Commitment Schedule opposite the name of each Bank the Commitment of which is being so increased shall be amended to reflect the increased Commitment of such Bank and (iii) if any Committed Loans are outstanding at the time of such an increase, the Borrower will, notwithstanding anything to the contrary contained in this Agreement, on the date of such increase, incur and repay or prepay one or more Committed Loans from the Banks in such amounts so that after giving effect thereto the Committed Loans shall be outstanding on a pro rata basis (based on the Commitments of the Banks after giving effect to the changes made pursuant to this Section 2.17 on such date) from all the Banks or (y) to the creation of a new Commitment of one or more institutions not then a Bank hereunder; provided that (i) such institution becomes a party to this Agreement as a Bank by execution and delivery to the Borrower and the Administrative Agent of counterparts of this Agreement, (ii) the Commitment Schedule shall be amended to reflect the Commitment of such new Bank, (iii) if requested by such new Bank, the Borrower shall issue a Note to such new Bank in conformity with the provisions of Section 2.05, (iv) if any Committed Loans are outstanding at the time of the creation of such Commitment of such Bank, the Borrower will, notwithstanding anything to the contrary contained in this Agreement, on the date of the creation of such Commitment, incur and repay or prepay one or more Committed Loans from the Banks in such amounts so that after giving effect thereto the Committed Loans shall be outstanding on a pro rata basis (based on the Commitments of the Banks after giving effect to the changes made pursuant to this Section 2.17 on such date) from all the Banks and (v) if such institution is neither a banking institution nor an affiliate of a Bank, such institution must be consented to by the Administrative Agent. The date on which the conditions set forth in this paragraph are satisfied is the “Increased Amount Date” and each such Bank providing an Incremental Commitment, an “Incremental Bank”.
(c) On any Increased Amount Date on which any Incremental Commitments are effective, subject to the satisfaction of the foregoing conditions, each Incremental Bank shall become a Bank hereunder with respect to its Incremental Commitment and the Incremental Loans made pursuant thereto.

(d) The Administrative Agent shall notify the Banks promptly upon receipt of the Borrower’s notice of the Increased Amount Date and in respect thereof of Incremental Commitments and the Incremental Banks.
(e) The terms and provisions of the Incremental Commitments and any Borrowing in respect of such Incremental Commitments shall be, except as otherwise set forth herein, identical to the Commitments on the Effective Date and any other Loans made under this Agreement.
(f) It is understood that any increase in the amount of the Commitments pursuant to this Section 2.17 shall not constitute an amendment of this Agreement or the Notes and that no Bank shall have any obligation to participate in such increase except in its absolute and sole discretion.
Section 2.18. Replacement of Banks. (a) If (i) any Bank requests payment of, or the Borrower is otherwise required to pay to any Bank, any amount pursuant to Section 8.01(b) or Section 8.03, (ii) any Bank becomes a Defaulting Bank or (iii) any Bank notifies the Administrative Agent pursuant to Section 8.02 of its inability to make, maintain or fund Euro-Dollar Loans, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an Assignee (which Assignee may be another Bank, if such other Bank agrees to accept such assignment) that shall assume such obligations pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto which shall be executed by such Assignee and (except as otherwise provided in this Section 2.18(a)) such transferor Bank; provided, that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (B) such transferor Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (in each case, if any), from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), which amounts shall be the only amounts payable to such transferor Bank in respect of such assignment and delegation, (C) any Bank being replaced pursuant to this Section 2.18(a) shall be deemed to have granted to the Administrative Agent the authority to act as its attorney-in-fact solely for the purpose of executing such Assignment and Assumption Agreement, and (D) in the case of any such assignment and delegation resulting from a request or claim for payment under Section 8.03, such assignment will result in a reduction in any payments due to such transferor Bank on a dollar-for-dollar basis to the extent that such assignment eliminates or reduces the amount that such transferor Bank is entitled to receive under Section 8.03. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. ~~With respect to a demand for compensation from a Bank pursuant to Section 8.03(a), the Borrower’s rights under this Section 2.18 shall be an alternative to the Borrower’s rights under Section 8.04.~~ Upon execution and delivery by the Assignee and (except as otherwise provided in this Section 2.18(a)) the transferor Bank of the Assignment and Assumption Agreement referred to above and payment by such Assignee to such transferor Bank of the amount (if any) payable by such Assignee pursuant to clause (B) above: (1) such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment equal to such transferor Bank’s Commitment immediately prior to the effectiveness of such assignment and delegation (or, if there is more than one Assignee, the respective portion of such Commitment agreed to be assumed by each such Assignee). Upon the consummation of any such assignment and delegation, the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16. In connection with any assignment pursuant to this Section 2.18(a), (I) the Borrower shall cause to be paid to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500, and (II) notwithstanding anything to the contrary set forth herein, if the transferor Bank does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption Agreement reflecting such assignment within five Domestic Business Days of the date on which the Assignee executes and delivers such Assignment and Assumption Agreement to the transferor Bank, then such transferor Bank shall be deemed to have executed and delivered such Assignment and Assumption Agreement. ~~Notwithstanding the foregoing or anything to the contrary herein, the Borrower may terminate the unfunded Commitment of any Defaulting Bank (whether or not such Defaulting Bank has made any Loans), without affecting Commitments of any non-Defaulting Bank.~~
(b) If (i) any Bank requests payment of, or the Borrower is otherwise required to pay to any Bank, any amount pursuant to Section 8.01(b) or Section 8.03 or (ii) any Bank becomes a Defaulting Bank, the Borrower may, upon at least two Domestic Business Days’ written notice to the Administrative Agent, and provided that no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Bank (without affecting the Commitment of any other Bank) and, in connection therewith, prepay the outstanding Loans and L/C Advances of such Bank in full at par, together with accrued interest thereon, accrued fees and any other amounts payable hereunder for the account of such Bank; provided that in connection with such termination, the parties hereto shall comply with the procedures set forth in Section 2.19(a)(iv) (it being understood that for purposes of this proviso, such Bank shall be deemed to be a Defaulting Bank). Any such prepayment pursuant to this Section 2.18(b) shall be subject to the provisions of Section 2.14 hereof.
(c) With respect to a demand for compensation from a Bank pursuant to Section 8.03(a), the Borrower’s rights under Section 2.18(a) shall be an alternative to the Borrower’s rights under Section 8.04.
Section 2.19. Defaulting Banks. (a) Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(i) facility fees shall cease to accrue, or to be payable by the Borrower, on the unfunded portion of the Commitment of such Defaulting Bank pursuant to Section 2.09(a) for the account of such Defaulting Bank or otherwise;
(ii) Letter of Credit Fees shall cease to accrue, or to be payable by the Borrower, on the Pro Rata Share of a Letter of Credit of such Defaulting Bank pursuant to Section 2.09(c) for the account of such Defaulting Bank or otherwise;
(iii) the Commitment or Credit Exposure of such Defaulting Bank shall not be included in determining whether all Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.05); provided, however, that this clause (iii) shall not (subject to Section 9.05) apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification specifically requiring the consent of such Bank or each Bank affected thereby (and in circumstances where the consent of “all Banks” is required, such Defaulting Bank’s vote shall not be included except (A) such Defaulting Bank’s Commitment may not be increased or extended without its consent and (B) the principal amount of, or interest or fees payable on, Loans or L/C Borrowings may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Bank without such Defaulting Bank’s consent); and

(iv) if any L/C ~~Advance~~Obligation exists at the time such Bank becomes a Defaulting Bank then:
(A) provided that no Default or Event of Default exists, all or any part of ~~the L/C Advance of such Defaulting Bank~~such Defaulting Bank’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall be reallocated among the non-Defaulting Banks in accordance with their respective Pro Rata Shares but only to the extent the ~~sum of the~~ aggregate ~~Outstanding Amount of the~~principal amount of Revolving Loans of all non-Defaulting ~~Banks’~~Bank’s plus such Defaulting Bank’s ~~L/C Advance does~~Pro Rata Share of the Outstanding Amount of all L/C Obligations do not exceed the total of all non-Defaulting Banks’ Commitments;
(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrower shall within one Domestic Business Day following notice by the Administrative Agent Cash Collateralize for the benefit of the Issuing Bank ~~only the Borrower’s obligations corresponding to~~ such Defaulting Bank’s Pro Rata Share of the Outstanding Amount of all L/C ~~Advance~~Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.20(e)(i) for so long as such ~~LC Advance is~~L/C Obligations are outstanding;
(C) if the Borrower Cash Collateralizes any portion of such Defaulting Bank’s L/C ~~Advance~~Obligations pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Bank pursuant to Section 2.09(c) with respect to such ~~Defaulting Bank’s~~ L/C ~~Advance~~Obligations during the period such Defaulting Bank’s L/C ~~Advance is~~Obligations are Cash Collateralized;
(D) if the L/C ~~Advances~~Obligations of the non-Defaulting Banks are reallocated pursuant to clause (A) above, then the fees payable to the Banks pursuant to Section 2.09(a) and Section 2.09(c) shall be adjusted in accordance with such non-Defaulting Banks’ Pro Rata Shares; and
(E) if all or any portion of such Defaulting Bank’s L/C Advance isObligations are neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Bank hereunder, all facility fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such L/C ~~Advance~~Obligations) and letter of credit fees payable under Section 2.09(c) with respect to such Defaulting Bank’s L/C ~~Advance~~Obligations shall be payable to the Issuing Bank until and to the extent that such L/C ~~Advance is~~Obligations are reallocated and/or Cash Collateralized; and
(b) So long as any Bank is a Defaulting Bank, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the Defaulting Bank’s related exposure and its then outstanding L/C Advance will be 100% covered in accordance with the terms of this Agreement by the Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(a)(iv), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.19(a)(iv)(A) (and such Defaulting Bank shall not participate therein).
In the event that the Administrative Agent, the Borrower, and the Issuing Bank each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the L/C ~~Advances~~Obligations of the Banks shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Pro Rata Share.
(c) At the Borrower’s option, the Borrower may elect to terminate the Commitment of any Defaulting Bank upon notice to such Defaulting Bank and the Administrative Agent (irrespective of whether such Defaulting Bank holds any outstanding Loans) and such notice shall be effective upon receipt by both the Defaulting Bank and the Administrative Agent; provided that, for the avoidance of doubt, if such Defaulting Bank holds any Loans, and such Loans are not assigned pursuant to Section 2.18 or otherwise, then such Defaulting Bank shall continue to hold such Loans until such time as such Loans are repaid by the Borrower or assigned pursuant to this Agreement. Upon termination of a Bank’s Commitment under this Section 2.19, the Borrower shall (x) to the extent applicable after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Bank, Cash Collateralize such Defaulting Bank’s Pro Rata Share of the aggregate undrawn amount of all outstanding Letters of Credit, (y) subject to Section 2.19(a), pay or cause to be paid all accrued facility fees or Letter of Credit Fees payable to such Bank and all other amounts due and payable to such Bank hereunder and (z) if such Bank is an Issuing Bank, the Borrower shall pay to the Administrative Agent for deposit an amount equal to the available amount of all Letters of Credit issued by such Issuing Bank, and upon such payments, the obligations of such Bank

(ii) Promptly after receipt of any Letter of Credit Application, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless such Issuing Bank has received written notice from any Bank, the Administrative Agent or the Borrower, at least one (1) Domestic Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 3 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, make an L/C Credit Extension for the account of the Borrower, its Consolidated Entities, its Members or any member of its Consolidated Entities, or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the making of each L/C Credit Extension, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a risk participation in such L/C Credit Extension in an amount equal to the product of such Bank’s Pro Rata Share times the amount of such L/C Credit Extension (calculated after the Maturity Date with respect to the 2014 Commitments, only by reference to the 2015 Facility).
(iii) If the Borrower so requests in any applicable Letter of Credit Application, (i) upon the expiration of the initial term of each Letter of Credit, such Letter of Credit shall terminate or (ii) upon the expiration of the initial and each successive term of each Letter of Credit, such Letter of Credit shall then be automatically extended for successive one-year terms (each such automatically extending Letter of Credit, an “Auto-Extension Letter of Credit”), except that the last term in each case shall in any event expire not later than the Letter of Credit Expiration Date (or such later date as may be agreed by the Banks in accordance with Section 2.01(c)(i)); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) or upon notice to such Issuing Bank by the Administrative Agent or the Borrower of an Event of Default pursuant to Section 6.01(i), by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Banks shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by such Issuing Bank against presentation of documents that do not comply with the terms of any Letter of Credit (so long as such draft or certificate substantially complies with such terms); or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that, anything in such clauses (i) through (iv) to the contrary notwithstanding, the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct~~,~~ (but not special, indirect, consequential~~,~~ or punitive) damages suffered by the Borrower that the Borrower proves were caused by (A) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms thereof or (B) such Issuing Bank’s willful failure to make lawful payment under any Letter of Credit after the presentation to it by the beneficiary of a draft and certificate(s) strictly complying with the terms and conditions of any Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
(l) Replacement or Addition of Issuing Bank. An Issuing Bank may be replaced or added at any time by written agreement among the Borrower, the Administrative Agent (unless, in the case of the replacement of an Issuing Bank, the successor Issuing Bank is a Bank and, if applicable, such agreement not to be unreasonably withheld, conditioned or delayed) and the successor or additional Issuing Bank, as applicable. The Administrative Agent shall notify the Banks of any such replacement or addition, as applicable, of an Issuing Bank. Where an Issuing Bank is replaced, at the time such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Bank. Furthermore, from and after the effective date of such replacement, the successor Issuing Bank, shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter. References herein to the term “Issuing Bank” shall be deemed to refer to any successor or additional Issuing Bank, as applicable, or to any previous Issuing Bank, or to any successor or additional Issuing Banks, as applicable, and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(m) Reallocation of Risk Participations. On the 2014 Commitment Termination Date, all risk participations with respect to Letters of Credit issued on or prior to the 2014 Commitment Termination Date, and all obligations to make Loans or reimburse the relevant Issuing Bank for any amount drawn under such Letters of Credit, shall be reallocated to the 2015 Banks in accordance with their Pro Rata Share of the 2015 Facility; provided that (i) no such reallocation shall occur if any Default or Event of Default shall have occurred and be continuing (and each 2014 Bank shall continue to be entitled to its Pro Rata Share of the Letter of Credit Fees) and (ii) such reallocation shall only be effected to the extent that it would not result in the 2015 Credit Exposure of any 2015 Bank exceeding such Bank’s 2015 Commitments (and any portion of the risk participation or other obligation not reallocated as a result of this clause (ii) shall terminate on the 2014 Commitment Termination Date).
Section 2.21. 2014 Conversions. Notwithstanding anything to the contrary in this Agreement, subject to the consent of the Administrative Agent and the Issuing Bank, such consent not to be unreasonably withheld, conditioned or delayed and pursuant to an offer (a “2014 Conversion Offer”) made by the Borrower after the Amendment Effective Date to any 2014 Bank, the Borrower is hereby permitted to consummate from time to time transactions with individual 2014 Banks that accept such 2014 Conversion Offer to convert all (but not less than all) of such accepting 2014 Bank’s 2014 Commitment and 2014 Credit Exposure to an equal principal amount of a 2015 Commitment and 2015 Credit Exposure (a “2014 Conversion”). Upon the effectiveness of any such 2014 Conversion, (i) such accepting 2014 Bank shall become a 2015 Bank, (ii) such accepting 2014 Bank’s 2014 Commitments shall become 2015 Commitments in an aggregate principal amount equal to such accepting 2014 Bank’s 2014 Commitments and (iii) such accepting 2014 Bank’s 2014 Credit Exposure shall become a 2015 Credit Exposure in an aggregate principal amount equal to such accepting 2014 Bank’s 2014 Credit Exposure. In connection with any 2014 Conversion, the Borrower shall provide the Administrative Agent and Issuing Bank at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such conversion), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.
ARTICLE 3
CONDITIONS
Section 3.01. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall have received the following documents or other items, each dated the Effective Date unless otherwise indicated:

The Administrative Agent shall promptly notify the Borrower and the Bank Parties of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.
Section 3.02. Prior Credit Agreement. (a) On the Effective Date, the “Commitments” as defined in the Prior 5-Year Credit Agreement shall terminate, without further action by any party thereto, except that Sections 2.14, 7.05, 7.06, 8.03 and 9.03 of the Prior 5-Year Credit Agreement (and Section 2.13 and Article 9 of the Prior 5-Year Credit Agreement insofar as they relate to such foregoing Sections) shall survive such termination and any related payment of amounts owed under the Prior 5-Year Credit Agreement.
(b) The Banks which are parties to the Prior 5-Year Credit Agreement, comprising the “Required Banks” as defined therein, hereby waive any requirement of notice of termination of the “Commitments” (as defined in the Prior 5-Year Credit Agreement) pursuant to Section 2.10 thereof and of prepayment of loans thereunder to the extent necessary to give effect to Section 3.01(f) and Section 3.02(a) hereof; provided that any such prepayment of Loans shall be subject to Section 2.14 of the Prior 5-Year Credit Agreement.
Section 3.03. Borrowings and L/C Credit Extensions. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Bank to issue, amend or increase the principal amount thereof or extend any Letter of Credit (other than an extension pursuant to an Automatic Extension Letter of Credit in accordance with the original terms thereof) is subject to the satisfaction of the following conditions, in each case at the time of such Borrowing or L/C Credit Extensions and immediately thereafter:
(a) the fact that the Effective Date shall have occurred on or prior to March 22, 2011;
(b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;
(c) the fact that the Borrower is in compliance with Section 7.11 of the 1994 Indenture, as such Indenture is in effect as of the date hereof;
(d) the fact that the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the Outstanding Amount of L/C Obligations will not exceed the aggregate amount of the Commitments (as such Commitments may be increased pursuant to Section 2.17;
(e) the fact that no Default shall have occurred and be continuing;
(f) the fact that the representations and warranties of the Borrower (in the case of a Borrowing or L/C Credit Extension, other than the representations set forth in Section 4.02(c)~~and~~, Section 4.03 and Section 4.14) contained in this Agreement shall be true in all material respects (other than any such representations or warranties that, by their terms, refer to a specific date other than the date of Borrowing or L/C Credit Extension, in which case such representations and warranties shall be true in all material respects as of such specific date); ~~and~~provided that, in the case of the representation set forth in Section 4.06 being made after the Amendment Effective Date, such representation shall be true except to the extent not reasonably expected to have a material adverse effect on the business, financial position or results of operations of the Borrower; and
(g) the fact that (i) there shall be no collateral securing Bonds issued pursuant to any Indenture of a type other than the types of collateral permitted to secure Bonds issued pursuant to such Indenture as of the date hereof, (ii) the allowable amount of eligible collateral then pledged under any Indenture shall not exceed 150% of the aggregate principal amount of Bonds then outstanding under such Indenture and (iii) no collateral shall secure Bonds other than (A) eligible collateral under such Indenture, the allowable amount of which is included within the computation under subsection (ii) above or (B) collateral previously so pledged which ceases to be such eligible collateral not as a result of any acts or omissions to act of the Borrower (other than the declaration of an “event of default” as defined in a mortgage which results in the exercise of any right or remedy described in such mortgage).
Each Borrowing or L/C Credit Extension hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or L/C Credit Extension as to the facts specified in clauses (c), (d), (e), (f) and (g) of this Section 3.03.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
The Borrower makes the following representations, warranties and agreements, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans or L/C Credit Extensions:
Section 4.01. Corporate Existence, Power and Authority. The Borrower is a cooperative association duly incorporated, validly existing and in good standing under the laws of the District of Columbia and has the corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and to transact the business in which it is engaged. The Borrower is duly qualified or licensed as a foreign corporation in good standing in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary, except in those jurisdictions in which the failure to be so qualified or licensed would not (after qualification, assuming that the Borrower could so qualify without the payment of any fee or penalty and retain the rights as they existed prior to such qualification all to an extent so that any fees or aggregate principal amount of such Indebtedness); provided that Liens incurred in reliance on clauses (ii), (vii) and (viii) of this Section 5.10 shall not secure amounts exceeding ~~$7,500,000,000 in~~ the ~~aggregate~~Lien Exception Amount at any one time outstanding.
Section 5.11. Maintenance of Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance in such amounts, on such forms and with such companies as is necessary or appropriate for its business.
Section 5.12. Subsidiaries and Joint Ventures. The Borrower will not permit (a) the sum of (i) the amount of Indebtedness owing to the Borrower by all of its Subsidiaries and Joint Ventures plus (ii) the amount paid by the Borrower in respect of the stock, obligations or securities of or any other interest in such Subsidiaries and Joint Ventures plus (iii) any capital contributions by the Borrower to such Subsidiaries and Joint Ventures (the amounts referred to in paragraphs (i) through (iii), the “Investments”) plus (iv) the amount of assets (excluding Foreclosed Assets) otherwise sold or transferred by the Borrower to such Subsidiaries and Joint Ventures (other than sales at fair market value) minus (v) any Start-up Investments minus (vi) any Investment made in cash by the Borrower in any Special Purpose Subsidiary (up to a maximum amount not to exceed the lesser of (x) the amount necessary to provide such Special Purpose Subsidiary with sufficient working capital to conduct its business as contemplated hereby and (y) $150,000,000) to exceed at any time (b) 10% of the sum of (i) all accounts which, in accordance with generally accepted accounting principles, constitute equity in the Borrower and its Consolidated Entities at such time plus (ii) all Indebtedness of the Borrower shown on its balance sheet dated as of May 31, 2009 as Members’ Subordinated Certificates as such Indebtedness shall be reduced from time to time and any other Indebtedness of the Borrower incurred after May 31, 2009 having substantially similar provisions as to subordination as those contained in said outstanding certificates as such other Indebtedness shall be reduced from time to time, in each case at such time plus (iii) all Qualified Subordinated Indebtedness outstanding at such time; provided that non-cash adjustments (whether positive or negative) required to be made pursuant to ASC 815 and ASC 830 shall be excluded from the calculation of the amounts specified in clauses (b)(i), (b)(ii), and (b)(iii) of this Section 5.12 to the extent otherwise included therein; provided, further, that, in addition to the foregoing, the Borrower may transfer assets with an aggregate fair market value of not more than $150,000,000 to a bankruptcy remote trust required to be established to support REDLG Obligations of the Borrower, and any such transfer shall be excluded from any calculation under clauses (a) and (b) above to the extent otherwise included therein. For the purpose of this Section 5.12, “Foreclosed Asset” means (x) any property distributed to the Borrower with the authority of any Bankruptcy Court in connection with the bankruptcy of any of the Borrower’s debtors and (y) property received by the Borrower upon enforcement by the Borrower of its security interest (if any) in such property or in settlement of delinquent accounts or other overdue amounts owed to it by demand, loss, damages or liability (except such as result from such indemnitee’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder. Each Bank severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower and without limiting its obligation to do so in accordance with this Agreement) from and against such Bank’s Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in its capacity as such in any way relating to or arising out of this Agreement, the Notes or the Issuer Documents, or any action taken or omitted by such Issuing Bank under this Agreement, the Notes or the Issuer Documents (including the issuance or transfer of, or payment or failure to pay under, any Letter of Credit); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and primarily from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non- appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Bank agrees to reimburse such Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.03, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower in accordance with this Agreement.
Section 7.07. Credit Decision. Each Bank Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
Section 7.08. Successor Administrative Agent. The Administrative Agent may, upon giving 5 Domestic Business Days prior written notice to the Borrower, and for so long as long as no Event of Default has occurred and is continuing, at the request of the Borrower, shall, resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right, with the consent of the Required Banks, such consent not to be unreasonably withheld, conditioned or delayed, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Borrower, and shall have accepted such appointment, within 15 days after the retiring Administrative Agent gives

(i) impose on any Bank Party or the London interbank market any other condition, cost or expense affecting this Agreement or Fixed Rate Loans made by such Bank Party or participation therein; or
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(iii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank Party (or its Applicable Lending Office) or shall impose on any Bank Party (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or make or participate in L/C Credit Extensions; and the result of any of the foregoing is to increase the cost to such Bank Party (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or any L/C Credit Extension (or participation therein), or to reduce the amount of any sum received or receivable by such Bank Party (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank Party to be material, then, within 15 days after demand by such Bank Party or such other Recipient (with a copy to the Administrative Agent), (i) the Borrower shall pay to such Bank Party such additional amount or amounts as will compensate such Bank Party or such other Recipient for such increased cost or reduction suffered (including any amount or amounts equal to any taxes on the overall net income of such Bank Party or such other Recipient payable by such Bank Party or such other Recipient with respect to the amount of payments required to be made pursuant to this Section 8.03(a)) as reasonably determined by such Bank Party (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and only if such additional amount or amounts are passed on in a similar manner by such Bank Party to similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this Section 8.03(a), as determined by such Bank Party in its reasonable discretion, or (ii) convert such Bank Party’s Loans so affected by such Change in Law to Base Rate Loans and pay any related breakage costs pursuant to Section 2.14 and any accrued increased costs pursuant to this Section 8.03.)

and of such Bank Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions are retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
Section 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) with respect to its Fixed Rate Loans or its obligation to make Fixed Rate Loans, and the Borrower shall, by at least five Euro-Dollar Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and
(b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.
ARTICLE 9
MISCELLANEOUS
Section 9.01. Notices. (a) All notices, requests, directions, consents, approvals and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party (subject to subparagraph (b) below): (w) in the case of the Borrower:
National Rural Utilities Cooperative Finance Corporation
~~2201~~20701 Cooperative Way
~~Herndon~~Dulles, Virginia ~~20171~~20166
Attn: Capital Markets Relations
Phone: (703) ~~709~~467-~~6869~~7402
Fax: (703) ~~709~~467-~~6784~~5178
Email: BankingRelations@nrucfc.coop
with a copy to:
National Rural Utilities Cooperative Finance Corporation
~~2201~~20701 Cooperative Way
~~Herndon~~Dulles, Virginia ~~20171~~20166
Attn: General Counsel
Phone: (703)  ~~709~~467-~~6712~~7404
Fax: (703) ~~709~~467-~~6774~~5178

(x) in the case of the Administrative Agent:
JPMorgan Chase Bank, N.A.
~~1111 Fannin St., 10th Floor~~
500 Stanton Christiana Road, Ops 2, Floor 03
~~Houston~~Newark, ~~TX 77002~~DE 19713
Attn: ~~Leslie Hill~~Ido Yehuda
Fax: ~~713~~302-~~427~~634-~~6307~~1911
Telephone: ~~713~~302-~~750~~634-~~2318~~1417
with a copy to:
JPMorgan Chase Bank, N.A.
383 Madison Ave, 24th Floor
New York, NY 10079
Attn: Bridget Killackey
Fax: 212-270-3308
Telephone: 212-270-3308
(y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any other party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request, direction, consent, approval or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and receipt is confirmed or (iii) if given by any other means, when delivered or received at the address specified in this Section; provided that (A) notices to the Administrative Agent under Article 2 or Article 8 shall also be confirmed by telephone call and shall not be effective until received and (B) any communications deemed received hereunder must have been received during the recipient’s normal business hours; provided, however, that any communication that is not received during the recipient’s normal business hours on a particular Business Day, shall be deemed to be received on the immediately following Business Day.
(b) Notices and other communications to the Bank Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 or Article 8 unless otherwise agreed by the Administrative Agent and the applicable Bank Party. The unlawful conduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loans made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loans made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.
Section 9.05. Amendments and Waivers. Except as provided by Section 2.17 or Section 2.19(a)(iii), any provision of this Agreement or the Notes may be amended or waived if such amendment or waiver is in writing and is signed by the Borrower and either (a) the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent) or (b) the Administrative Agent if, but only if, the Administrative Agent has received the prior written consent of the Required Banks; provided that, no such amendment or waiver shall (i) increase the Commitment of any Bank or subject any Bank to any additional obligation without the written consent of such Bank, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder without the written consent of each Bank directly affected thereby, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder without the written consent of each Bank directly affected thereby, (iv) change the aggregate unpaid principal amount of the Notes without the written consent of each Bank directly affected thereby, (v) change any provision which requires the pro rata sharing of payments among the Banks hereunder without the written consent of each Bank directly affected thereby, (vi) change clauses (i) through (vi) of this proviso to this Section 9.05 or the definition of “Required Banks” (other than the percentage indicated therein, which, for the avoidance of doubt, is subject to clause (vii) below) without the written consent of each Bank (including, notwithstanding Section 2.19(a)(iii), any Defaulting Bank) or (vii) modify or change (x) the percentage indicated in the definition of “Required Banks” or (y) subject to clause (vi) above, any other provision hereof specifying the

Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of (1) the Borrower and the Administrative Agent, such consents not to be unreasonably withheld and (2) each Issuing Bank in its sole discretion; provided that (i) if an Assignee is another Bank or an affiliate of such transferor Bank, or (ii) in the case of an assignment by any Bank to one or more Assignees after the occurrence and during the continuance of an Event of Default, no such consent of the Borrower shall be required; and provided further that such assignment may, but need not, include the rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.
(d) Any Bank Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank or any other Central Banking Authority to secure the obligations of such Bank thereto. No such pledge or assignment shall release the transferor Bank from its obligations hereunder or substitute any such pledge or assignee for such Bank as a party hereto or thereto.
(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.
(f) Any Issuing Bank may assign all of its rights and obligations under the undrawn portion of its commitment hereunder to issue Letters of Credit at any time; provided, however, that (i) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and record, an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500 and (ii) so long as no Event of Default has occurred and is continuing, the Borrower has consented to the assignment (such consent not to be unreasonably withheld).

Section 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
Section 9.08. Governing Law. (a) This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.
(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the ~~nonexclusive~~exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court ~~of~~for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding

Section 9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.14. USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.
Section 9.15. ICC Transactions. Notwithstanding anything to the contrary set forth in this Agreement (without limiting the terms of the penultimate sentence of this Section 9.15), including the 2013 Amendment, or in any of the Notes or other instruments or documents that have been or are in the future executed or delivered pursuant to, or that otherwise relate to, this Agreement, including the 2013 Amendment, or to any Committed Borrowings or Loans hereunder (all of the foregoing, collectively with this Agreement, the “Credit Documentation”), (a) to the extent necessary under the Credit Documentation, the Banks hereby consent to, and waive any Default, Event of Default or other breach, violation, default or noncompliance with the provisions of the Credit Documentation that might otherwise be caused by or be attributable to, the “ICC Transactions” as such term is defined in Schedule 9.15 hereto, and (b) the ICC Transactions, the “ICC Assets,” the “ICC Related Companies” (as such terms are respectively defined in Schedule 9.15 hereto), and the assets, liabilities and operations of the ICC Related Companies (including without limitation any circumstances, events, occurrences, actions or omissions relating to, of or by any of the ICC Related Companies), are hereby excluded from, and shall not be taken into account in applying, interpreting or determining compliance with, the provisions of the Credit Documentation (including without limitation, the definitions, representations, warranties, covenants, agreements, conditions and events of default set forth in the Credit Documentation) and may be excluded from any certifications, notices, reports or statements delivered or to be delivered pursuant to the Credit Documentation. Without limiting the generality of the foregoing, the defined terms “ERISA Group,” “Joint Venture,” “Member” and “Subsidiary,” among others, as used in the Credit Documentation shall not include the ICC Related Companies. Notwithstanding the preceding provisions of this Section 9.15, any new investments in the ICC Related Companies by purchase of equity and/or debt securities, funding (through capital contributions and/or newly originated loans) of working capital or capital expenditure needs of the ICC Related Companies, payment by RTFC (as such term is defined in Schedule 9.15 hereto) or the Borrower of claims of other creditors of the ICC Related Companies, and/or provision of any new guarantees, letters of credit and/or

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	~~/s/ J. Andrew Don~~
	Name:	~~J. Andrew Don~~
	Title:	~~SVP and Treasurer~~

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Initial Issuing Bank and as a Bank

By:	~~/s/ Juan Javellana~~
	Name:	~~Juan Javellana~~
	Title:	~~Executive Director~~

THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent and as a Bank

By:	~~/s/ Emily Freedman~~
	Name:	~~Emily Freedman~~
	Title:	~~Vice President~~

COMMITMENT SCHEDULE

~~Institution~~2014 Banks	2014 Commitment
Deutsche Bank AG New York Branch		$75,000,000.00
Bank of America, N.A.		$60,000,000.00
Bank of Taiwan, Los Angeles Branch		$20,000,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch		$10,000,000.00
Taiwan Business Bank		$10,000,000.00
Mega International Commercial Bank, Silicon Valley Branch		$10,000,000.00
Mega International Commercial Bank New York Branch		$10,000,000.00
First Commercial Bank, Los Angeles Branch		$10,000,000.00
Land Bank of Taiwan, New York Branch		$10,000,000.00
Hua Nan Commercial Bank, Ltd., Los Angeles Branch		$4,000,000.00
Total		$219,000,000

2015 Banks	2015 Commitment
JPMorgan Chase Bank, N.A.		$121,000,000.00
The Royal Bank of Scotland PLC		$121,000,000.00
The Bank of Nova Scotia		$119,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$100,000,000.00
Mizuho Corporate Bank, Ltd.		$100,000,000.00
KeyBank National Association		$100,000,000.00
PNC Bank ~~of America, N.A.~~, National Association	$	~~60,000,000.00~~90,000,000.00
~~Deutsche Bank AG New York Branch~~	~~$~~	~~75,000,000.00~~
U.S. Bank ~~National Association~~N.A		$75,000,000.00
~~PNC Bank National Association~~	~~$~~	~~50,000,000.00~~
Royal Bank of Canada		$50,000,000.00
~~RBC Bank (USA)~~	~~$~~	~~40,000,000.00~~
Bank of Communications Co., Ltd., New York Branch		$20,000,000.00
~~Bank of Taiwan, Los Angeles Branch~~	~~$~~	~~20,000,000.00~~
~~Chang Hwa Commercial Bank, Ltd., New York Branch~~	~~$~~	~~10,000,000.00~~
~~First Commercial Bank, Los Angeles Branch~~	~~$~~	~~10,000,000.00~~
The Korea Development Bank, New York Branch		$10,000,000.00
Commitment Schedule

~~Land Bank of Taiwan, New York Branch~~Total	$	~~10,000,000.00~~906,000,000.00
~~Mega International Commercial Bank Co., Ltd.—Silicon Valley Branch~~	~~$~~	~~10,000,000.00~~
~~Mega International Commercial Bank Co., Ltd. New York Branch~~	~~$~~	~~10,000,000.00~~
~~Taiwan Business Bank LA Branch~~	~~$~~	~~10,000,000.00~~
~~Hua Nan Commercial Bank Ltd., Los Angeles Branch~~	~~$~~	~~4,000,000.00~~
~~Total~~	~~$~~	~~1,125,000,000.00~~

Commitment Schedule

~~PRICING SCHEDULE~~
The “Euro-Dollar Margin”, “Base Rate Margin” and the “Facility Fee Rate” for the Borrower at any date are the respective percentages set forth below in the applicable row and column based upon the Status of the Borrower that exists on such date.

Status	Level I	Level II	Level ~~II~~III	Level ~~III~~IV	Level ~~IV~~V	Level ~~V~~VI
Euro-Dollar Margin~~:~~ for 2014 Facility	0.8750%		1.1000%	1.3250%	1.5250%	1.7250%
Euro-Dollar Margin for 2015 Facility	0.6900%	0.8000%	0.9000%	1.0000%	1.1000%
Base Rate Margin for 2014 Facility	0%		0.1000%	0.3250%	0.5250%	0.7250%
Base Rate Margin for 2015 Facility	0%	0%	0%	0%	0.1000%
Facility Fee Rate~~:~~ for 2014 Facility	0.1250%		0.1500%	0.1750%	0.2250%	0.2750%
Facility Fee Rate for 2015 Facility	0.0600%	0.0750%	0.1000%	0.1250%	0.1500%
For purposes of this Pricing Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Pricing Schedule:
“Level I Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated ~~A+~~AA- or higher by S&P or ~~A1~~Aa3 or higher by Moody’s.
“Level II Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated A+ or higher by S&P or A~~2~~1 or higher by Moody’s, and (ii) Level I Status does not exist.
“Level III Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated ~~A-~~A or higher by S&P or A~~3~~2 or higher by Moody’s, and (ii) Level II Status does not exist.
“Level IV Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated ~~BBB+~~A- or higher by S&P or ~~Baa1~~A3 or higher by Moody’s, and (ii) Level III does not exist.
“Level V Status” exists at any date if, at such date, (i) the Borrower’s senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s, and (ii) Level IV does not exist.
Pricing Schedule

“Level ~~V~~VI Status” exists at any date if, at such date, no other Status applies. “Moody’s” means Moody’s Investors Services, Inc.
~~“Moody’s” means Moody’s Investors Services, Inc.~~
“Rating Agencies” means each of S&P and Moody’s.
“S&P” means Standard & Poor’s Rating Services.
“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.
The credit ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (the “Borrower’s Unsecured Long-Term Debt”), and any ratings assigned to any other debt security of the Borrower shall be disregarded; provided that if at any date there is no such rating assigned by a particular Rating Agency, such Rating Agency’s rating of the Borrower’s Unsecured Long-Term Debt shall be deemed to be one notch below such Rating Agency’s rating of the senior secured debt of the Borrower at such date. ~~If only two Rating Agencies assign~~In the event that the two assigned ratings ~~to the Borrower’s Unsecured Long-Term Debt~~differ, then the ~~highest~~higher rating assigned to the Borrower’s Unsecured Long-Term Debt (after giving effect to the proviso in the first sentence of this paragraph) shall be used if the ratings assigned differ by only one rating (e.g., A+/A2 results in Level ~~I~~II Status). In the event the two assigned ratings differ by more than one rating, the ~~intermediate~~rating below the highest rating shall be used (e.g., A+/A3 results in Level ~~II~~III Status).

Pricing Schedule